Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,279,329)
Unrealized Gain (Loss) on Market Value of Futures	(8,605,230)
Dividend Income	34
Interest Income	7,158
ETF Transaction Fees	2,100
Total Income (Loss)	$(9,875,267)

Expenses
General Partner Management Fees	$49,867
Professional Fees	12,603
Brokerage Commissions	6,920
Non-interested Directors' Fees and Expenses	490
Prepaid Insurance Expense	264
Total Expenses	70,144
Expense Waiver	(8,459)
Net Expenses	$61,685
Net Income (Loss)	$(9,936,952)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/15	$85,375,965
Additions (500,000 Shares)	7,567,462
Net Income (Loss)	(9,936,952)

Net Asset Value End of Month	$83,006,475
Net Asset Value Per Share (5,600,000 Shares)	$14.82

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612